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                                                                    Exhibit 99.2

    P R O X Y             RED LION INNS LIMITED PARTNERSHIP

              The undersigned hereby appoints ANUPAM NARAYAN and DAVID L. STIVERS, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of unitholders of Red Lion Inns Limited Partnership ("Red Lion") to be held at the Memphis Embassy Suites, 1022 Shady Grove Road, Memphis, Tennessee 38120, on May 20, 1998, at 10:00 a.m., Memphis time, or any adjournment thereof, and to vote the number of units of Red Lion the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, on:

          1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of December 30, 1997 (the "Merger Agreement") by and among Boykin Lodging Company, an Ohio corporation ("Boykin"), Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Boykin Operating Partnership"), Boykin Acquisition Corporation I, Inc., an Ohio corporation and a wholly owned subsidiary of Boykin, Boykin Acquisition Corporation II, Inc., an Ohio corporation and a wholly owned subsidiary of Boykin, Boykin Acquisition Partnership, L.P., a Delaware limited partnership, Red Lion, Red Lion Properties, Inc., the general partner of Red Lion (the "Red Lion General Partner"), and Red Lion Inns Operating L.P., a Delaware limited partnership (the "Red Lion Operating Partnership"), pursuant to which, among other things, Red Lion will become an indirect wholly owned subsidiary of Boykin and the outstanding units of limited partnership interest in Red Lion and the interest of the Red Lion General Partner in Red Lion will be converted into the right to receive a number of common shares of Boykin and cash as described in the Joint Proxy Statement/Prospectus dated April 14, 1998.

          2. A proposal to approve and adopt the Partnership Interest Assignment Agreement dated as of December 30, 1997 (the "Assignment Agreement") by and among the Red Lion General Partner, Boykin, the Boykin Operating Partnership and West Doughboy LLC, an Ohio limited liability company ("West Doughboy LLC"), pursuant to which, among other things, the Red Lion General Partner will assign its general partnership interest in the Red Lion Operating Partnership to West Doughboy LLC in exchange for a number of common shares of Boykin and cash as described in the Joint Proxy Statement/Prospectus dated April 14, 1998.

          3. A proposal to approve and adopt the amendments to the agreements of limited partnership of Red Lion and of the Red Lion Operating Partnership (the "Amendments"), which will facilitate the consummation of the transactions contemplated by the Merger Agreement and the Assignment Agreement. The proposals to approve and adopt the Merger Agreement, the Assignment Agreement and the Amendments are collectively referred to herein as the "Merger Proposals."

              THE IMPLEMENTATION OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. ACCORDINGLY, THE RED LION UNITHOLDERS' FAILURE TO APPROVE ANY OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS THEIR FAILURE TO APPROVE ALL OF THE MERGER PROPOSALS.

              THE PROXIES WILL VOTE AS SPECIFIED ABOVE OR, IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR EACH OF THE MERGER PROPOSALS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY OR ALL ADJOURNMENTS THEREOF.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE RED
                               LION GENERAL PARTNER

                 (This Proxy is continued on the reverse side)

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                                                              [X]    PLEASE MARK
                                                                      EACH VOTE
                                                                      LIKE THIS

EACH OF THE BOARD OF DIRECTORS OF THE RED LION GENERAL PARTNER AND THE RED LION SPECIAL COMMITTEE RECOMMENDS A VOTE "FOR" EACH OF THE MERGER PROPOSALS.

                                                            FOR  AGAINST ABSTAIN
                         1. The proxies are instructed to   [ ]    [ ]     [ ]
                            vote on Proposal 1 as follows:
                                                            FOR  AGAINST ABSTAIN
                         2. The proxies are instructed to   [ ]    [ ]     [ ]
                            vote on Proposal 2 as follows:
                                                            FOR  AGAINST ABSTAIN
                         3. The proxies are instructed to   [ ]    [ ]     [ ]
                            vote on Proposal 3 as follows:



Signature(s)  _______________________________          Date ____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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